As filed with the Securities and Exchange Commission on June 17, 2010
Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRECISION DRILLING CORPORATION
(Exact name of Registrant as specified in its charter)

Alberta, Canada (Province or Other Jurisdiction of Incorporation or Organization)	1381 (Primary Standard Industrial Classification) Code Number (if applicable))	Not Applicable (I.R.S. Employer Identification Number (if applicable)
4200, 150 – 6th Avenue S.W.
Calgary, Alberta
Canada T2P 3Y7
(403) 716-4500
(Address and telephone number of Registrant’s principal executive offices)
PRECISION DRILLING CORPORATION
AMENDED AND RESTATED DEFERRED SHARE UNIT PLAN
(Full title of the plan)
Precision Drilling Oilfield Services Corporation, Attn: Kenneth J. Haddad, 10370 Richmond Avenue,
Suite 600, Houston, Texas 77042, (713) 435-6184
(Name, address, (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Joanne L. Alexander Vice President, General Counsel and Corporate Secretary Precision Drilling Corporation 4200, 150 – 6th Avenue S.W. Calgary, Alberta Canada T2P 3Y7	Robert C. Lando, Esq. Osler, Hoskin & Harcourt LLP 620 Eighth Avenue – 36th Floor New York, New York 10018

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of each		Proposed maximum	Proposed maximum
class of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (2)	share (3)	price	registration fee
Common Shares (1)
Total	800,000	U.S.$7.42	U.S.$5,936,000	U.S.$423

(1)	Represents common shares of the Registrant issuable pursuant to the redemption of deferred share units granted under the Registrant’s Amended and Restated Deferred Share Unit Plan (the “Plan”), including associated rights issued pursuant to the shareholder rights plan agreement between the Registrant and Computershare Trust Company of Canada made as of June 1, 2010, which may not be exercised or traded separately from the common shares unless and until certain specified events occur.

(2)	Represents the estimated maximum number of common shares of the Registrant issuable under the Plan based on outstanding deferred share units and estimated future grants.

(3)	Estimated for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s common shares reported on the New York Stock Exchange on June 14, 2010, which was U.S.$7.42 per share.

This registration statement on Form S-8 (the “Registration Statement”) registers the common shares (the “Common Shares”) of Precision Drilling Corporation (the “Registrant”) issuable pursuant to the redemption of deferred share units previously granted and to be granted in the future under the Registrant’s Amended and Restated Deferred Share Unit Plan (the “Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.  Plan Information
The documents containing information specified in Part I of Form S-8 will be sent or given to directors of the Registrant participating under the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2.  Registrant Information and Employee Plan Annual Information
Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b) or additional information about the Plan are available without charge by contacting:
Precision Drilling Corporation
10370 Richmond Avenue,
Suite 600
Houston, Texas 77042
(713) 435-6100
Attention: Investor Relations

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
1.	Annual Report on Form 40-F for the year ended December 31, 2009, filed by Precision Drilling Trust (the “Trust”) on March 25, 2010, which includes the Trust’s audited financial statements for the fiscal year ended December 31, 2009;
2.	Unaudited interim consolidated financial statements of the Trust as at and for the three month period ended March 31, 2010 (incorporated by reference to Exhibit 99.2 to the Trust’s report on Form 6-K filed by the Trust on May 11, 2010);
3.	Management’s discussion and analysis of the financial condition and results of operations of the Trust for the three month period ended March 31, 2010 (incorporated by reference to Exhibit 99.1 to the Trust’s report on Form 6-K filed by the Trust on May 11, 2010);
4.	Material change report of the Trust dated February 16, 2010 with respect to the plan of arrangement under Section 193 of the Business Corporations Act (Alberta) (the “ABCA”) involving, among other things, the conversion of the Trust from an income fund structure to a corporate structure (the “Arrangement”) (incorporated by reference to Exhibit 4.6 to the Registrant’s registration statement on Form F-10 filed by the Registrant on June 17, 2010);
5.	Management information circular of the Trust dated April 7, 2010, including the financial statements set forth in Appendices “F” and “G” thereto (incorporated by reference to Exhibit 1 to the Trust’s report on Form 6-K filed by the Trust on April 15, 2010);
6.	Material change report of the Registrant dated June 1, 2010 with respect to the completion of the Arrangement (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K filed by the Registrant on June 1, 2010); and
7.	Description of the Common Shares (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K filed by the Registrant on June 1, 2010 under the designation Form 8-K12B).
In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference in, and to be part of, this Registration Statement from the filing date of each such document. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Unless expressly incorporated into this Registration Statement, a report furnished on Form 6-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.
Item 4.  Description of Securities
Not applicable.

Item 5.  Interests of Named Experts and Counsel
Not applicable.
Item 6.  Indemnification of Directors and Officers
Under the ABCA, the Registrant may indemnify a present or former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the Registrant, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Indemnification in connection with a derivative action may require court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he or she was substantially successful on the merits in the person’s defense of the action or proceeding, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.
The bylaws of the Registrant provide that, subject to the limitations contained in the ABCA, the Registrant shall indemnify a director or officer or a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant, if: (i) he or she acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.
Item 7.  Exemption from Registration Claimed
Not applicable.
Item 8.  Exhibits
     The following exhibits have been filed as part of this Registration Statement.

Exhibit
Number	Description

4.1	Certificate of Amalgamation of Precision Drilling Corporation.

4.2	By-Law No. 1 of Precision Drilling Corporation.

4.3	Shareholder Rights Plan Agreement between Precision Drilling Corporation and Computershare Trust Company of Canada dated June 1, 2010 (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K filed with the Commission by the Registrant on June 1, 2010 under the designation Form 8-K12B).

5.1	Opinion of Bennett Jones LLP regarding the legality of the Common Shares.

23.1	Consent of KPMG LLP.

23.2	Consent of Felesky Flynn LLP.

23.3	Consent of TD Securities Inc.

24.1	Power of attorney (included on signature page hereto).

99.1	Precision Drilling Corporation Amended and Restated Deferred Share Unit Plan.

Item 9.  Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 17th day of June, 2010.

PRECISION DRILLING CORPORATION
By:	/s/ Douglas J. Strong
	Name:	Douglas J. Strong
	Title:	Chief Financial Officer

POWERS OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints each of Douglas J. Strong and Kenneth J. Haddad his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to such attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 17th day of June, 2010.

/s/ Kevin A. Neveu Kevin A. Neveu	Chief Executive Officer Precision Drilling Corporation

/s/ Douglas J. Strong Douglas J. Strong	Chief Financial Officer Precision Drilling Corporation

/s/ Leonard C. Gambles Leonard C. Gambles	Chief Accounting Officer, Precision Drilling Corporation

/s/ William T. Donovan William T. Donovan	Director

/s/ W.C. (Mickey) Dunn W.C. (Mickey) Dunn	Director

/s/ Brian A. Felesky Brian A. Felesky	Director

/s/ Stephen J.J. Letwin Stephen J.J. Letwin	Director

/s/ Robert J. Gibson Robert J. Gibson	Director

/s/ Allen R. Hagerman Allen R. Hagerman	Director

/s/ Patrick M. Murray Patrick M. Murray	Director

/s/ Kevin A. Neveu Kevin A. Neveu	Director

Frederick W. Pheasey	Director

/s/ Robert L. Phillips Robert L. Phillips	Director

/s/ Trevor M. Turbidy Trevor M. Turbidy	Director

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Precision Drilling Corporation in the United States, in the City of Houston, State of Texas, on June 17th, 2010.

PRECISION DRILLING CORPORATION (Authorized Representative)
By:	/s/ Kenneth J. Haddad
	Name:	Kenneth J. Haddad
	Title:	Vice President, Business Development

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Amalgamation of Precision Drilling Corporation.

4.2	By-Law No. 1 of Precision Drilling Corporation.

4.3	Shareholder Rights Plan Agreement between Precision Drilling Corporation and Computershare Trust Company of Canada dated June 1, 2010 (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K filed with the Commission by the Registrant on June 1, 2010 under the designation Form 8-K12B).

5.1	Opinion of Bennett Jones LLP regarding the legality of the Common Shares.

23.1	Consent of KPMG LLP.

23.2	Consent of Felesky Flynn LLP.

23.3	Consent of TD Securities Inc.

24.1	Power of attorney (included on signature page hereto).

99.1	Precision Drilling Corporation Amended and Restated Deferred Share Unit Plan.